Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 7, 2014, with respect to the financial statements of Pacific DataVision, Inc., which report expressed an unqualified opinion, and is contained in this Registration Statement. We consent to the use of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ PKF O’Connor Davies

a division of O’Connor Davies, LLP

New York, New York

August 7, 2014